As filed with the Securities and Exchange Commission on July 11, 1997

                                                       Registration No. 33-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                              COMFORCE Corporation
             (Exact name of registrant as specified in its charter)


          Delaware                        7361                    36 - 2262248
(State or other jurisdiction        (Primary Standard           (I.R.S Employer
   of incorporation or           Industrial Classification   Identification No.)
      organization)                    Code Number)

                                   ----------

                              COMFORCE Corporation
                               2001 Marcus Avenue
                          Lake Success, New York 11042
                                 (516) 328-7300

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

                              Christopher P. Franco
                             Chief Executive Officer
                              COMFORCE Corporation
                               2001 Marcus Avenue
                          Lake Success, New York 11042
                                 (516) 328-7300

    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                                    Copy to:

                            David G. Edwards, Esquire
                Doepken Keevican & Weiss Professional Corporation
                              58th Floor, USX Tower
                                600 Grant Street
                       Pittsburgh, Pennsylvania 15219-2703
                                 (412) 355-2600

    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                             (Cover page continued)

         Approximate date of commencement of proposed sale to the public:

     From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

===================================  ================  ============================  ===========================  ==================
 Title of Each Class of Securities     Amount to be           Proposed Maximum            Proposed Maximum              Amount of
         to be Registered              Registered(1)    Offering Price Per Share(2)  Aggregate Offering Price(2)    Registration Fee
-----------------------------------  ----------------  ----------------------------  ---------------------------  ------------------
           Common Stock                  1,135,956                $6.5625                    $7,454,711                  $2,571
===================================  ================  ============================  ===========================  ==================


(1) Includes certain shares of common stock (the "Common Stock"), of COMFORCE Corporation ("COMFORCE" or the "Company") issuable upon the exercise of the Company's warrants to purchase Common Stock or upon the conversion of the Company's convertible Preferred Stock.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Company's shares of Common Stock traded on the American Stock Exchange on July 7, 1997.


THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                    SUBJECT TO COMPLETION DATED JULY 10, 1997

PROSPECTUS


                                1,135,956 Shares
                              COMFORCE Corporation
                                  COMMON STOCK


     COMFORCE Corporation, a Delaware corporation (the "Company" or "COMFORCE") is a provider of staffing, consulting and outsourcing solutions that address the high technology needs of businesses.

     All of the 1,135,956 shares of common stock ("Common Stock") of COMFORCE offered hereby are being offered for sale, from time to time by or for the account of certain existing security holders of the Company ("Selling Stockholders"). See "Selling Stockholders." The Common Stock is listed on the American Stock Exchange. The Selling Stockholders have indicated that they propose from time to time to offer their shares, if any, for sale in regular way brokerage transactions on the American Stock Exchange or in privately negotiated transactions; and that sales on or through the facilities of the American Stock Exchange will be effected at such prices as may be obtainable and are satisfactory to the respective Selling Stockholders.

     In certain cases the Selling Stockholders, brokers executing sales orders on their behalf and dealers purchasing shares from the Selling Stockholders for resale, may be deemed to be "underwriters," as that term is defined in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of Common Stock purchased by them may be deemed underwriting commissions or discounts under the Securities Act.

     The Company will not receive any proceeds from sales of shares to which this Prospectus relates. However, insofar as the holders of warrants to purchase shares of the Common Stock are expected to exercise their warrants in order to sell the underlying shares (which are registered hereby), the Company will receive the amount of the exercise prices of any warrants so exercised. The Company cannot predict when or if it will receive proceeds from the exercise of warrants, or the amount of any such proceeds.

     SEE "RISK FACTORS" ON PAGE 4 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

     On July 7, 1997, the closing price of the Common Stock on the American Stock Exchange was $6.75 per share. The Company will bear certain of the expenses of this offering, estimated to be $47,000.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



               The date of this Prospectus is ____________, 1997.

                                TABLE OF CONTENTS


                                                                     Page

Available Information ................................................2
Incorporation of Certain Documents ...................................3
The Company...........................................................3
Risk Factors..........................................................4
Use of Proceeds.......................................................7
Selling Stockholders..................................................8
Description of the Company's Securities..............................12
Plan of Distribution.................................................13
Legal Matters........................................................14
Experts..............................................................14

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), in Washington, D.C., a Registration Statement on Form S-3, together with all amendments and exhibits thereto (the "Registration Statement") under the Securities Act, with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the Rules and Regulations of the Commission. Statements made in the Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement, including exhibits and schedules filed therewith, may be inspected at the Commission's Public Reference Section, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained upon written request from the Public Reference Section of the Commission at the address set forth above upon payment of prescribed fees. The Commission also maintains a Web site at "http://www.sec.gov" which contains reports, proxy statements and other information regarding registrants that file electronically with the Commission.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected at the Public Reference Section of the Commission or the Commission's regional offices at the addresses set forth above or accessed through the Commission's Web site identified above, and copies of such material may be obtained upon written request from the Public Reference Section of the Commission upon payment of prescribed fees.

     The Common Stock of the Company is listed on the American Stock Exchange and such reports, proxy material and other information are also available for inspection at the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company (File No. 1-06081) pursuant to the Exchange Act are incorporated by reference in this
Prospectus:


     1.   Annual Report on Form 10-K for the Year ended December 31, 1996.

     2. Amendment No. 1 to Annual Report on Form 10-K/A for the Year ended December 31, 1996.

     3.   Amendment No. 1 to Current Report on Form 8-K/A dated January 13,
          1997.

     4.   Amendment No. 1 to Current Report on Form 8-K/A dated January 13,
          1997.

     5.   Amendment No.2 to Current Report on Form 8-K/A dated January 13, 1997.

     6.   Amendment No. 2 to Current Report on Form 8-K/A dated February 4,
          1997.

     7.   Amendment No. 2 to Current Report on Form 8-K/A dated February 4,
          1997.

     8.   Amendment No. 3 to Current Report on Form 8-K/A dated February 3,
          1997.

     9. Current Report on Form 8-K dated March 14, 1997 and Amendment No. 1 to Current Report on Form 8-K/A dated April 14, 1997.

     10. Current Report on Form 8-K dated July 10, 1997 and Amendment No. 1 to Current Report on Form 8-K/A dated July 10, 1997.

     11.  Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.



     Each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock pursuant hereto shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained in this Prospectus, or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to COMFORCE Corporation, 2001 Marcus Road, Lake Success, New York 11042 to the attention of Linda Connolly, telephone (516) 328-7300.

                                   THE COMPANY

     COMFORCE Corporation is a provider of technical staffing, consulting and outsourcing solutions focused on the high technology needs of businesses. The Company provides services through its highly-skilled labor force that includes computer programmers, engineers, technicians, scientists and researchers. The Company's customers include telecommunication equipment manufacturers, telecommunication service providers (wireline and wireless), computer software and hardware manufacturers, aerospace and avionics firms, utilities and national research laboratories. The Company maintains its headquarters in Lake Success, NY and has over 30 branch offices throughout the United States to enable it to meet the needs of national as well as local customers. The Company employs approximately 3,800 persons, and maintains a proprietary database of over 110,000 prospective employees with expertise in the technical disciplines served by the Company.

     The Company serves customers in three principal sectors -- telecommunications, information technology ("IT") and technical services. In the telecommunications sector, the Company provides staffing for wireline and wireless communications systems development, satellite and earth station deployment, network management and plant modernization. In the information technology sector, the Company provides staffing for specific projects requiring highly specialized skills such as applications programming and development, client/server development, systems software architecture and design, systems engineering and systems integration. In the technical services sector, the Company provides staffing for national laboratory research in such areas as environmental safety, alternative energy source development and laser technology, and provides highly-skilled labor meeting diverse commercial needs in the avionics and aerospace, architectural, automotive, energy and power, pharmaceutical, marine and petrochemical fields.

     The Company's objective is to be the leading provider of technical staffing, consulting and outsourcing solutions for the high technology needs of businesses.

     The Company was incorporated in Illinois in 1954 and became a Delaware corporation through its merger with a Delaware subsidiary in 1969. It maintains its headquarters at 2001 Marcus Avenue, Lake Success, New York

11042. The Company's telephone number is (516) 328-7300 and its address on the World Wide Web is www.comforce.com.

                                  RISK FACTORS

     Prospective purchasers of the Common Stock offered hereby should consider carefully the factors set forth below, as well as other information contained in this Prospectus, before making a decision to purchase the Common Stock offered hereby. This Prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those projected or suggested in any forward-looking statement. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below as well as those discussed elsewhere in this Prospectus.

Absence of Combined Operating History; Potential Inability to Integrate Acquired Businesses

     The Company's technical staffing business has been developed principally through the acquisition of established technical staffing businesses, all of which have been acquired since October 1995. Prior to their acquisition by the Company, each of these acquired companies operated as a separate independent entity. There can be no assurance that the Company's management group will be able to adequately manage the combined entity and effectively implement the Company's strategy or effectively integrate the businesses acquired. If the Company is unable to integrate the management personnel needed to manage the acquired businesses, if such personnel are unable to achieve anticipated performance levels or if the Company is unable to implement effective controls, the Company's business, financial condition and results of operations could be adversely affected. Future operating results will depend upon many factors, including fluctuations in the economy, the degree and nature of competition, demand for the Company's services, and the Company's ability to integrate the operations of acquired businesses, to recruit and place staffing professionals, to expand into new markets, and to maintain margins in the face of pricing pressures.

Future Capital Needs; Uncertainty of Financing; Potential Dilution

     The Company will need to obtain additional financial resources to fund its strategy of growth through acquisition, geographic expansion and market development. The Company can give no assurance that (i) additional financing will be available or, if available, that it will be available on terms acceptable to the Company, or (ii) its existing capital resources, the amounts available for borrowing under its lines of credit with its lenders or its cash flow from operations, will either individually or collectively be sufficient to fund future acquisitions or satisfy its working capital requirements. There also can be no assurance that the Company or any of the acquired businesses will generate positive cash flow.

     If additional funds are raised by issuing equity securities, the Company's stockholders may experience dilution. Further, such equity securities may have rights, preferences, or privileges senior to those of the Common Stock. To the extent the Company finances its activities by issuing debt securities, the Company may become subject to certain financial and other covenants which may restrict its ability to pursue its strategy of growth through acquisition. There can be no assurance that adequate equity or debt will be available as needed or on terms acceptable to the Company. A lack of available funds may require the Company to delay, scale back or eliminate all or some of its market development and acquisition projects and could have a material adverse effect on the Company's business, financial condition and results of operations.

Reliance  on  Acquisitions   for  Company  Growth  and  Risks   Associated  with
Acquisitions

     The ability of the Company to achieve growth through acquisition will depend on a number of factors, including the availability of attractive acquisition opportunities, the availability of funds needed to complete acquisitions, the availability of working capital needed to fund the operations of acquired businesses and the effect of existing and emerging competition on operations. The Company has recently consummated several acquisitions. These acquisitions may not achieve levels of revenue, profitability or productivity comparable to those of the Company's existing operations or may not otherwise perform as expected. Acquisitions also involve special risks, including risks associated with unanticipated liabilities and contingencies, diversion of management attention and possible adverse effects on earnings resulting from increased goodwill amortization, increased interest costs, the issuance of additional securities and difficulties related to the integration of the acquired business. The Company is actively seeking additional acquisition opportunities, although the Company has no agreements, understandings or plans regarding any material acquisitions at this time. There can be no assurance that the Company will be able to successfully identify additional suitable acquisition candidates, complete additional acquisitions or integrate acquired businesses into its operations.

Limited Experience in Managing Rapid Growth

     The Company's officers have had limited experience in managing companies as large and as rapidly growing as the Company. The Company's strategy of continuing its growth and expansion will place additional demands upon the Company's current management and will require additional information systems and management, operational and other financial resources. Not all factors affecting the Company's growth are within the control of the Company. The Company's ability to manage growth successfully will require the Company to continue to enhance its operational, management, financial and information systems and controls. No assurance can be given that the Company will be able to manage its expanding operations and, if the Company's management is unable to manage growth effectively, the Company's business, financial condition and results of operations could be materially adversely affected.

Risks Related to the Loss of Key Customers

     As is common in the staffing industry, the Company's engagements to provide services to its customers are generally non-exclusive, of a short-term nature and subject to termination by the customer with little or no notice. For the fiscal year 1996, sales to one customer accounted for more than 19% of the Company's revenues. The loss of or a material reduction in the revenues from this customer or any of the Company's other significant customers could have an adverse effect on the Company's business, results of operations and financial condition.

Dilution and Depression of Market Price of Common Stock

     The exercise of the Company's warrants and the conversion into Common Stock of the Company's convertible Preferred Stock at prices below the market price may result in substantial dilution to existing stockholders. In addition, the Company has previously registered the shares of Common Stock issuable upon conversion of the Company's outstanding Preferred Stock and is hereby registering under the Securities Act the shares issuable on exercise of certain of the Company's outstanding warrants and on conversion of the Company's convertible Preferred Stock making such shares freely tradeable upon issuance. Although the Company is unable to predict the effect that sales of Common Stock may have on the then prevailing market price of the shares of the Common Stock, such sales may have a negative effect on such market price.

Effect of Fluctuations in the General Economy

     Demand for staffing services is significantly affected by the general level of economic activity in the country. Companies use staffing services to manage personnel costs and changes in staffing needs due to business fluctuations. When economic activity increases, employees from staffing companies are often added before full-time employees are hired. As economic activity slows, many companies reduce their usage of employees from staffing companies before undertaking layoffs of their regular employees. In addition, the Company may experience more competitive pricing pressure during such periods of economic downturn. Therefore, any significant economic downturn could have a material adverse effect on the Company's business.

Liabilities for Customer and Employee Actions

     Staffing service providers are in the business of employing people and placing them in the workplace of other businesses. An attendant risk of such activity includes possible claims by customers of employee misconduct or negligence, including claims of discrimination and harassment, employment of illegal aliens and other similar claims. The Company has policies and guidelines in place to reduce its exposure to these risks. However, a failure to follow these policies and guidelines may result in negative publicity and the payment by the Company of money damages or fines. Although the Company historically has not had any significant problems in this area, there can be no assurance that the Company will not experience such problems in the future. The Company is also exposed to liability with respect to actions taken by its employees while on assignment, such as damages caused by employee errors, misuse of customer proprietary information or theft of customer property. Although the Company maintains insurance, due to the nature of the Company's assignments, in particular its access to customer information systems and confidential information, and the potential liability with respect thereto, there can be no assurance that insurance coverage will continue to be available or that it will be adequate to cover any such liability.

Increases in Unemployment Insurance Premiums and Workers' Compensation Rates

     The Company is required to pay unemployment insurance premiums and workers' compensation benefits for its billable employees. Unemployment insurance premiums are set annually by the states in which employees perform services and could increase as a result of, among other things, increased levels of unemployment and the lengthening of periods for which unemployment benefits are available. Workers' compensation costs have increased as various states in which the Company conducts operations have raised levels of compensation and liberalized allowable claims. The Company may incur costs related to workers' compensation claims at rates higher than anticipated if higher than anticipated losses or an increase in the number or the severity of claims is experienced. In addition, the Company's costs could increase as the result of any future health care reforms. Certain federal and state legislative proposals have included provisions extending health insurance benefits to billable employees who do not presently receive such benefits. There can be no assurance that the Company will be able to increase the fees charged to its customers in a sufficient amount to cover increased costs related to workers' compensation and unemployment insurance. Further, there can be no assurance that the Company will be able to obtain or renew workers' compensation insurance coverage in amounts and types desired at reasonable premium rates.

Potential Impairment of Intangible Assets

     As of June 30, 1997, more than 50% of the Company's total assets were intangible assets. These intangible assets substantially represent amounts attributable to goodwill recorded in connection with the Company's acquisitions and are generally amortized over a five to forty year period, resulting in significant annual charges. Various factors could impact the Company's ability to generate the earnings necessary to support this amortization schedule, including fluctuations in the economy, the degree and nature of competition, demand for the Company's services, and the Company's ability to integrate the operations of acquired businesses, to recruit and place staffing professionals, to expand into new markets and to maintain gross margins in the face of pricing pressures. Although management does not believe any impairment has occurred through the date of this Prospectus, the failure of the Company to generate earnings necessary to support the amortization charge may result in an impairment of the asset. The resulting write-off could have a material adverse effect on the Company's business, financial condition and results of operations.

Dependence on Availability of Qualified Staffing Personnel

     The Company depends on its ability to attract, train and retain personnel who possess the skills and experience necessary to meet the staffing requirements of its customers. Competition for individuals with proven skills in certain areas, particularly information technology and telecommunications, is intense. The Company competes for such individuals with other providers of technical staffing services, systems integrators, providers of outsourcing services, computer systems consultants, customers and personnel agencies. The Company must continually evaluate, train and upgrade its base of available personnel to keep pace with changing customers' needs and emerging technologies. There can be no assurance that qualified personnel will continue to be available to the Company in sufficient numbers and on economic terms acceptable to the Company. In addition, although the Company's employment agreements contain non-compete covenants, there can be no assurance that the Company can effectively enforce such agreements against its former employees.

Highly Competitive Market; Limited Barriers to Entry

     The staffing services industry is highly competitive and has low barriers to entry. Heightened competition for customers as well as for technical personnel could adversely impact the Company's margins. Heightened competition for customers could result in the Company being unable to maintain its current fee scales without being able to reduce the personnel costs of its billable employees. Shortages of qualified technical personnel, which currently exist in some technical specialties and could occur in the future, may result in the Company being unable to fulfill its customers' needs. Moreover, customers could employ technical staff directly (rather than using the Company's services) to ensure the availability of such personnel. Many of the Company's competitors have greater marketing, financial and personnel resources than the Company does and could provide increased competition to the Company. The Company expects that the level of competition will remain high in the future, which could have a material adverse effect on the Company. Additionally, in certain markets the Company has experienced significant pricing pressure from some of its competitors.

Dependence on Key Personnel

     The Company is highly dependent on its management. The Company's success depends upon the availability and performance of James L. Paterek, the Chairman of the Company, Christopher P. Franco, the Chief Executive Officer of the Company, and Michael Ferrentino, the President of the Company. The loss of services of any of these key persons could have a material adverse effect upon the Company. The Company has entered into employment agreements with all of such individuals. The Company does not maintain key man life insurance on any of these individuals.

Control by Insiders

     Current management of the Company currently controls more than one-quarter of the Company's outstanding shares of Common Stock. As a result, such persons are expected to have the ability to significantly influence all issues submitted to the Company's stockholders including with respect to its management and the selection of its Board of Directors. Such concentration of ownership could limit the price that certain investors might be willing to pay in the future for shares of Common Stock and could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.

Anti-Takeover Provisions

     Certain provisions of the Company's Certificate of Incorporation and Bylaws authorize the issuance of "blank check" Preferred Stock and the establishment of advance notice requirements for director nominations and actions to be taken at stockholder meetings. These provisions could discourage or impede a tender offer, proxy contest or other similar transaction involving control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices and other transactions that they may deem to be in their best interests. In particular the issuance of Preferred Stock could have an adverse effect on holders of Common Stock by delaying or preventing a change in control of the Company, making removal of the present management of the Company more difficult or resulting in restrictions upon the payment of dividends and other distributions to the holders of Common Stock. For example, the Company could issue shares of Preferred Stock with extraordinary voting rights or liquidation preferences to make it more difficult for a hostile acquiror to gain control of the Company. In addition to the anti-takeover effect of the issuance of preferred stock, holders of preferred stock have a preferred position over holders of common stock on liquidation, the right to a fixed or minimum dividend before any dividend is paid (or accrued) on common stock, and the right to approve certain extraordinary corporate matters.

No Cash Dividends

     The Company anticipates that for the foreseeable future its earnings will be retained for the operation and expansion of its business and that it will not pay cash dividends on its Common Stock. In addition, the Company's revolving credit facility prohibits the payment of cash dividends on the Common Stock without the lender's consent.

Potential Environmental Liability

     The Company, through a predecessor company that was engaged in manufacturing activities, has been named as one of 80 defendants in a case alleging that the defendants disposed of hazardous substances at a site in Gary, Indiana. Management and its counsel cannot determine whether a negative outcome is probable regarding the Company's potential liability at this site. Although the Company is entitled to be indemnified for any environmental liabilities in connection with disposal of hazardous substances at this site, no assurance can be given that the Company will be effectively indemnified or will not otherwise ultimately sustain liability for disposing of hazardous substances.

Possible Volatility of Stock Price

     From time to time, there has been and may continue to be significant volatility in the market price for the Company's Common Stock. Quarterly operating results of the Company or of other staffing companies, changes in general conditions in the economy, the financial markets or the staffing industry, natural disasters or other developments could cause the market price of the Company's Common Stock to fluctuate substantially. In addition, in recent years the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance.


                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Common Stock offered hereby by the Selling Stockholders. However, if the holders of warrants to purchase shares of Common Stock exercise their warrants in order to sell the underlying shares (which are registered hereby), the Company will receive the amount of the exercise prices of any warrants so exercised. The Company cannot predict when or if it will receive proceeds from the exercise of warrants, or the amount of any such proceeds. The Company intends to use the proceeds, if any, received from the exercise of warrants for working capital purposes. See "Plan of Distribution."

                              SELLING STOCKHOLDERS

     The following table sets forth certain information regarding the shares of Common Stock held by, or issuable upon the exercise of warrants or the conversion of convertible Preferred Stock of the Company to, the persons offering shares pursuant to this Prospectus ("Selling Stockholders"). In cases where the Selling Stockholder serves or has served within the past three years as an officer, director or employee of the Company or any of its subsidiaries, this relationship is noted. Because the Selling Stockholders may offer all or some part of the Common Stock that they hold pursuant to the offering contemplated by this Prospectus, and because this offering is not being underwritten (on a firm commitment or any other basis), no estimate can be given as to the amount of Common Stock that will be held by Selling Stockholders upon termination of this offering.


    Name of Beneficial Owner                               Shares Offered Hereby
--------------------------------                           ---------------------
Anita M. Stone Family Trust(1)                                       24,608
John Bramsen(2)                                                       8,085
Anne Bensen (3)                                                       2,000
Salvatore Bova (3)                                                    1,000
Kenneth Buchanan(4)                                                   4,839
Luke Buse & Brent D. Richardson (3)                                   8,000
Calloway, An Arizona Partnership (3)                                  3,000
Woodrow Chamberlain(5)                                                8,203
Continental Field Services Corporation(3)                            36,800
James L. Davis (3)                                                    3,000
Michael F. Dura (3)                                                   1,000
Empire Metals Profit Sharing Plan (3)                                 1,000
Estate of Sanders H. Campbell (3)                                     8,250
Fairway Capital Ltd.(6)                                              17,183
Fleet National Bank (7)                                             200,000
William A. Franke (3)                                                 3,000
G.P.S. Fund Ltd.(8)                                                     932
Gifford Fund Ltd.(9)                                                 13,048
Joseph Gil(10)                                                          480
Global Growth Ltd.(11)                                                8,593
Thomas J. Griesel(12)                                                 2,400
Mark Holbrook(3)                                                    243,211
Timothy H. Holmes(13)                                                 2,880
Mark S. Howells (3)                                                   1,800
--------------------------------------------------------------------------------

    Name of Beneficial Owner                               Shares Offered Hereby
--------------------------------                           ---------------------
Mark S. Howells, IRA (3)                                              2,000
Infinity Emerging Opportunities Ltd.(14)                             17,183
Infinity Investors Ltd.(15)                                          51,545
International Growth Ventures Ltd.(16)                               34,363
JMG Capital Partners, L.P.(17)                                       18,640
KFC Ltd. (3)                                                          1,000
Harlan P. Kleiman(18)                                                31,680
Steven Lamar(19)                                                        480
Philip P. Lovell (3)                                                  2,000
Philip P. Lovell Pension Plan (3)                                     3,000
Neff Family Trust(20)                                                 1,613
Robert C. Pearson and Nancy L. Pearson (3)                            1,000
ProFutures Special Equities Fund L.P.(21)                            18,640
Jeff Puglisi (3)                                                      7,500
Jeff J. Puglisi IRA (3)d                                              3,200
Chuck Reeder(22)                                                      4,168
Refco Capital Markets Ltd.(23)                                       85,905
RGC International Investors, LDC(24)                                 47,446
Irving M. Rollingher (3)                                              1,800
Irving M. Rollingher, IRA (3)
                                  300
Rubenstein Family Ltd. Partnership #1 (3)                             3,000
Byron H. Rubin (3)                                                    4,000
Gerald Rubin (3)                                                     14,000
Jay Rubin (3)                                                         4,000
Semamor Enterprises (25)                                             16,091
Seymour Sacks & Star Sacks (3)                                        1,000
Robert K. Schachter(26)                                              10,080
John M. Schottenstein Revocable Trust (3)                             1,500
Aaron M. Shenkman & Cynthia Shenkman (3)                              4,000
Lillian D. Snow (3)                                                   1,500
Henry M. Staley Trust(27)                                             1,598
STK&K Profit Sharing Plan & Trust (3)                                 1,000
--------------------------------------------------------------------------------

    Name of Beneficial Owner                               Shares Offered Hereby
--------------------------------                           ---------------------

Shepard C. Swift Trust(28)                                            4,158
E.B. Tarrson(29)                                                     16,627
Ronald Tarrson(30)                                                   16,627
Marc Werner(31)                                                     100,000
                                                                  ----------
                           TOTAL                                  1,135,956

----------

(1) The shares of Common Stock offered by the Anita M. Stone Family Trust consist of (i) 6,608 shares held of record and (ii) 18,000 shares issuable upon exercise of a warrant at an exercise price of $7.60, which warrant terminates on September 2, 2000.

(2) The shares of Common Stock offered by John Bramsen consist of (i) 2,085 shares held of record and (ii) 6,000 shares issuable upon exercise of a warrant at an exercise price of $7.275, which warrant terminates on September 8, 2000.

(3)  The shares of Common Stock offered by the stockholder are owned of record.

(4) The shares of Common Stock offered by Ken Buchanan consist of (i) 1,239 shares held of record and (ii) 3,600 shares issuable upon exercise of a warrant at an exercise price of $7.425, which warrant terminates on September 7, 2000.

(5) The shares of Common Stock offered by Woodrow Chamberlain consist of (i) 2,203 shares held of record and (ii) 6,000 shares issuable upon exercise of a warrant at an exercise price of $7.475, which warrant terminates on September 1, 2000.

(6) The shares of Common Stock offered by Fairway Capital Ltd. consist of (i) 5,183 shares held of record and (ii) 12,000 shares issuable upon exercise of a warrant at an exercise price of $7.575, which warrant terminates on August 27, 2000.

(7) The shares of Common Stock offered by Fleet National Bank are issuable upon exercise of a warrant to purchase (i) 100,000 shares of Common Stock at an exercise price of $7.30 per shares ($1.50 per shares in excess of the average closing price of the Common Stock for the five business days ended June 24, 1997), exercisable until June 25, 2000 and (ii) 100,000 shares of Common Stock at an exercise price of $0.75 per share in excess of the average closing price of the Common Stock for the five business days ending prior to the occurrence of specified conditions, exercisable commencing on such date and for a period of three years thereafter.

(8) The shares of Common Stock offered by G.P.S. Fund Ltd. consist of (i) 242 shares held of record and (ii) 690 shares issuable upon exercise of a warrant at an exercise price of $7.425, which warrant terminates on September 7, 2000.

(9) The shares of Common Stock offered by Gifford Fund Ltd. consist of (i) 3,388 shares held of record and (ii) 9,660 shares issuable upon exercise of a warrant at an exercise price of $7.425, which warrant terminates on September 7, 2000.

(10) Of the shares of Common Stock offered by Joseph Gil: (i) 80 are owned of record; (ii) 150 shares are issuable upon the exercise of a warrant expiring November 7, 1998 at an exercise price of $24.00 per share; and
     (iii) 250 shares are issuable upon the exercise of a warrant expiring December 26, 1999 at an exercise price of $13.025 per share.

(11) The shares of Common Stock offered by Global Growth Ltd. consist of (i) 2,593 shares held of record and (ii) 6,000 shares issuable upon exercise of a warrant at an exercise price of $7.575, which warrant terminates on August 27, 2000.

(12) Of the shares of Common Stock offered by Thomas J. Griesel: (i) 400 are owned of record; (ii) 750 shares are issuable upon the exercise of a warrant expiring November 7, 1998 at an exercise price of $24.00 per share; and (iii) 1,250 shares are issuable upon the exercise of a warrant expiring December 26, 1999 at an exercise price of $13.025 per share.

(13) Of the shares of Common Stock offered by Timothy J. Holmes: (i) 480 are owned of record; (ii) 900 shares are issuable upon the exercise of a warrant expiring November 7, 1998 at an exercise price of $24.00 per share; and (iii) 1,500 shares are issuable upon the exercise of a warrant expiring December 26, 1999 at an exercise price of $13.025 per share.

(14) The shares of Common Stock offered by Infinity Emerging Opportunities Ltd. consist of (i) 5,183 shares held of record and (ii) 12,000 shares issuable upon exercise of a warrant at an exercise price of $7.575, which warrant terminates on August 27, 2000.

(15) The shares of Common Stock offered by Infinity  Investors  Ltd.  consist of
     (i) 15,545 shares held of record and (ii) 36,000 shares issuable upon exercise of a warrant at an exercise price of $7.575, which warrant terminates on August 27, 2000.

(16) The shares of Common Stock offered by International Growth Ventures Ltd. consist of (i) 10,363 shares held of record and (ii) 24,000 shares issuable upon exercise of a warrant at an exercise price of $7.575, which warrant terminates on August 27, 2000.

(17) The shares of Common Stock offered by JMG Capital Partners, L.P. consist of
     (i) 4,840 shares held of record and (ii) 13,800 shares issuable upon exercise of a warrant at an exercise price of $7.425, which warrant terminates on September 7, 2000.

(18) Of the shares of Common Stock offered by Harlan P. Kleiman: (i) 5,280 are owned of record; (ii) 9,900 shares are issuable upon the exercise of a warrant expiring November 7, 1998 at an exercise price of $24.00 per share; and (iii) 16,500 shares are issuable upon the exercise of a warrant expiring December 26, 1999 at an exercise price of $13.025 per share.

(19) Of the shares of Common Stock offered by Steven Lamar: (i) 80 are owned of record; (ii) 150 shares are issuable upon the exercise of a warrant expiring November 7, 1998 at an exercise price of $24.00 per share; and
     (iii) 250 shares are issuable upon the exercise of a warrant expiring December 26, 1999 at an exercise price of $13.025 per share.

(20) The shares of Common Stock offered by the Neff Family Trust consist of (i) 413 shares held of record and (ii) 1,200 shares issuable upon exercise of a warrant at an exercise price of $7.025, which warrant terminates on September 9, 2000.

(21) The shares of Common Stock offered by ProFutures Special Equities Fund L.P. consist of (i) 4,840 shares held of record and (ii) 13,800 shares issuable upon exercise of a warrant at an exercise price of $7.425, which warrant terminates on September 7, 2000.

(22) The shares of Common Stock offered by Chuck Reeder consist of (i) 1,168 shares held of record and (ii) 3,000 shares issuable upon exercise of a warrant at an exercise price of $7.45, which warrant terminates on August 31, 2000.

(23) The shares of Common Stock offered by Refco Capital Markets Ltd. consist of
     (i) 25,905 shares held of record and (ii) 60,000 shares issuable upon exercise of a warrant at an exercise price of $7.575, which warrant terminates on August 27, 2000.

(24) The shares of Common Stock offered by RGC International Investors, LDC consist of (i) 11,446 shares held of record and (ii) 36,000 shares issuable upon exercise of a warrant at an exercise price of $7.575, which warrant terminates on August 27, 2000.

(25) The shares of Common Stock offered by Semamor Enterprises consist of (i) 4,091 shares held of record and (ii) 12,000 shares issuable upon exercise of a warrant at an exercise price of $6.925, which warrant terminates on September 10, 2000.

(26) Of the shares of Common Stock offered by Robert K. Schachter: (i) 1,680 are owned of record; (ii) 3,150 shares are issuable upon the exercise of a warrant expiring November 7, 1998 at an exercise price of $24.00 per share; and (iii) 5,250 shares are issuable upon the exercise of a warrant expiring December 26, 1999 at an exercise price of $13.025 per share.

(27) The shares of Common Stock  offered by the Henry M. Staley Trust consist of
     (i) 398 shares held of record and (ii) 1,200 shares issuable upon exercise of a warrant at an exercise price of $6.85 which warrant terminates on September 13, 2000.

(28) The shares of Common Stock offered by the Shepard C. Swift Trust consist of
     (i) 1,158 shares held of record and (ii) 3,000 shares issuable upon exercise of a warrant at an exercise price of $7.45, which warrant terminates on August 31, 2000.

(29) The shares of Common Stock offered by E.B. Tarrson consist of (i) 4,627 shares held of record and (ii) 12,000 shares issuable upon exercise of a warrant at an exercise price of $7.45, which warrant terminates on August 31, 2000.

(30) The shares of Common Stock offered by Ronald Tarrson consist of (i) 4,627 shares held of record and (ii) 12,000 shares issuable upon exercise of a at an exercise price of $7.45, which warrant terminates on August 31, 2000.

(31) The shares of Common Stock offered by Marc Werner are issuable upon exercise of a warrant for 100,000 shares at an exercise price of $7.625, which warrant terminates on the first anniversary of the effective date of this Registration Statement.

                     DESCRIPTION OF THE COMPANY'S SECURITIES

General

     The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock having a par value of $.01 per share and 10,000,000 shares of Preferred Stock, par value $0.01 per share, which may be issued in one or more series with such rights and preferences as determined by the Board of Directors. As of June 30, 1997, the Company had issued and outstanding capital stock consisting of 13,688,962 shares of Common Stock and 500 shares of Series F Preferred Stock. In addition, as of the date of this Prospectus, there were options and warrants to purchase an additional 3,953,824 shares of Common Stock issued and outstanding.

     The following summary description of the Company's capital stock does not purport to be complete and is qualified in its entirety by this reference to the Company's Certificate of Incorporation and Bylaws, copies of which have been incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part.

Common Stock

     The holders of the Common Stock are entitled to one vote per share of record on all matters to be voted upon by stockholders. At a meeting of stockholders at which a quorum is present, a majority of the votes cast decides all questions, unless the matter is one upon which a different vote is required by express provision of law or the Company's Certificate of Incorporation or Bylaws. Cumulative voting is not permitted with respect to the election of directors.

     The holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. Subject to the rights of holders of Preferred Stock, if any shares of Preferred Stock are then outstanding, in the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to participate equally, share for share, in all assets remaining after payment of liabilities.

     The holders of Common Stock are entitled to receive ratably such dividends as the Board of Directors may declare out of funds legally available therefor, when and if so declared. The payment by the Company of dividends, if any, rests within the discretion of its Board of Directors and will depend upon the Company's results of operations, financial condition and capital expenditure plans, as well as other factors considered relevant by the Board of Directors.

Preferred Stock

     The  Company's  Certificate  of  Incorporation   authorizes  the  Board  of
Directors to issue shares of Preferred Stock in one or more series and to establish such relative voting, dividend, redemption, liquidation, conversion and other powers, preferences, rights, qualifications, limitations and restrictions as the Board of Directors may determine without further approval of the Stockholders of the Company.

     On October 25, 1996, the Board authorized the issuance of up to 10,000 shares of Preferred Stock, par value $0.01 per share, designated the Series F Convertible Preferred Stock ("Series F Preferred Stock"). As subsequently modified by agreement of the Company and the holders, each share of Series F Preferred Stock will, (i) at the option of the holder or (ii) automatically on the second anniversary of the date of issuance, be converted into such number of shares of Common Stock determined by dividing $1,000 plus all accrued, unpaid dividends thereon by the per share conversion price. The conversion price is 83% of the average closing bid price of the Common Stock for the five trading days immediately preceding the conversion date, subject to certain limitations. Holders of shares of Series F Preferred Stock are entitled to cumulative dividends of 5% per annum, payable quarterly on the first day of March, June, September and December in each year, payable in cash or Common Stock (valued at the closing price on the date of declaration), at the Company's election. The Series F Preferred Stock has a liquidation preference over the Common Stock in the event of any liquidation or sale of the Company. Except as otherwise provided by law, the holders of Series F Preferred Stock are not entitled to vote. As of June 30, 1997, there were 500 shares of Series F Preferred Stock outstanding with a liquidation value of $500,000.

     Except for the Series F Preferred Stock, there are no other series or classes of Preferred Stock with currently outstanding shares. All the shares of all other series or classes of Preferred Stock previously authorized by the Company's Board have been repurchased by the Company, canceled or converted into Common Stock and are not subject to reissue.

     The issuance of any additional series of Preferred Stock, and the relative powers, preferences, rights, qualifications, limitations and restrictions of such series, if and when established, will depend upon, among other things, the future capital needs of the Company, the then-existing market conditions and other factors that, in the judgment of the Board of Directors, might warrant the issuance of Preferred Stock. The issuance of additional series of Preferred Stock by the Board of Directors could, among other things, adversely affect the voting power of the holders of Common Stock and, under certain circumstances, make it more difficult for a person or group to gain control of the Company. At the date of this Prospectus, there are no plans, agreements or understandings relative to the issuance of any shares of Preferred Stock.

Delaware Law

     Certain provisions of the General Corporation Law of the State of Delaware, summarized in the following paragraphs, may be considered to have an anti-takeover effect and may delay, deter or prevent a tender offer, proxy contest or other takeover attempt that a stockholder might consider to be in such stockholder's best interest, including such an attempt as might result in payment of a premium over the market price for shares held by stockholders.

     Section  203 of the  General  Corporation  Law of  the  State  of  Delaware
prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which such person became an interested stockholder unless (i) prior to such date, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or (ii) upon becoming an interested stockholder the stockholder then owned at least 85% of the voting stock, as defined in Section 203; or (iii) subsequent to such date, the business combination is approved by both the Board of Directors and by at least 66-2/3 of the corporation's outstanding voting stock, excluding shares owned by the interested stockholder. For these purposes, the term "business combination" includes mergers, asset sales and other similar transactions with an "interested stockholder." An "interested stockholder" is a person who, together with affiliates and associates, owns (or, within the prior three years, did own) 15% or more of the corporation's voting stock. Although Section 203 permits a corporation to elect not to be governed by its provisions, the Company to date has not made this election.

     Section 203 excludes from the definition of "interested stockholder" any stockholder of the Company that owned over 15% of the Company's stock on December 23, 1987, so long as such holder continues to own over 15% of the Company.

Transfer Agent

     The transfer agent and registrar for the Common Stock is ChaseMellon Shareholder Services.

                              PLAN OF DISTRIBUTION

     The manner in which the Common Stock covered by this Prospectus is to be distributed is set forth on the cover page hereof. Any sales effected through securities brokers or dealers will be on an "agency" basis, unless as a result of a privately negotiated transaction a broker or dealer enters into an agreement with a Selling Stockholder to purchase shares for its own account. At the date of this Prospectus, none of the Selling Stockholders contemplate entering into such a contractual relationship with a broker or dealer, although one or more of them may decide to do so in the future.

     To comply with certain states' securities laws, if applicable, the Common Stock will be sold in such states only through brokers or dealers. In addition, in certain states the Common Stock may not be sold unless they have been registered or qualify for sale in such states or an exemption from registration or qualification is available and is complied with. From time to time, to the extent required by the rules of the Securities and Exchange Commission, the Company will distribute Prospectus Supplements.

     The Selling Stockholders and any broker-dealers who participate in a sale of their shares of Common Stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them, and proceeds of any such sales as principal, may be deemed to be underwriting discounts and commissions under the Securities Act.

     All expenses of the registration of Common Stock offered hereby, estimated to be approximately $47,000, will be borne by the Company. As and when the Company is required to update this Prospectus, it may incur additional expenses in excess of this estimated amount. Normal commission expenses and brokerage fees, as well as any applicable transfer taxes, are payable individually by the Selling Stockholders.

     Since the Selling Stockholders will be subject to the anti-manipulation rules promulgated under the Exchange Act, including Rule 10b-2, 10b-6 and 10b-7, in connection with transactions in the Common Stock during the effectiveness of the Registration Statement of which this Prospectus is a part, the Company advised the Selling Stockholders to consult competent securities counsel prior to initiating any such transaction. The Company will notify each Selling Stockholder of the Commission's rules and, as a condition to agreeing to register the shares of a Selling Stockholder, will require that such Selling Stockholder agree to comply with such rules.

     The Company will not receive any proceeds from the sale of the Common Stock offered hereby by the Selling Stockholders. However, insofar as the holders of warrants to purchase shares of the Common Stock are expected to exercise their warrants in order to sell the underlying shares (which are registered hereby), the Company will receive the amount of the exercise prices of any warrants so exercised. The Company cannot predict when or if it will receive proceeds from the exercise of warrants, or the amount of any such proceeds. The Company intends to use the proceeds, if any, received from the exercise of warrants for working capital purposes.

                                  LEGAL MATTERS

         The validity of the Common Stock being offered hereby will be passed upon for the Company by Doepken, Keevican &Weiss Professional Corporation, Pittsburgh, Pennsylvania.

                                     EXPERTS

     The consolidated financial statements of the Company incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been incorporated herein in reliance on the report of Coopers & Lybrand LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The financial statements of RHO Company Incorporated which are incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto which is incorporated herein by reference, and have been so incorporated in reliance upon the authority of said firm as experts in giving said report.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution

     Theon which are actual) in connection with the offering, all of which are payable by the Registrant, are as follows:


                 Description                                Amount
                 -----------                               -------
              SEC Registration Fee                         $ 2,571
              Printing Costs                                10,000*
              Legal Fees                                    15,000*
              Accounting Fees                               10,000*
              Miscellaneous                                  9,429*
                                                           -------
              Total                                        $47,000*
                                                           -------
----------
*Estimate

Item 15. Indemnification of Directors and Officers.

     The Registrant's Bylaws effectively provide that the Registrant, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 145"), shall indemnify all directors and officers of the Company and may indemnify all employees, representatives and other persons as permitted pursuant thereto.

     Section 145 permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by a third party if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     The Company has entered into separate indemnification agreements with each of its outside directors, which provides for indemnification of such directors to the fullest extent permitted by law. The Company may also enter into indemnification agreements with other directors, officers or employees or with anyone else it is permitted to indemnify under Delaware law, but has no present intention of doing so.

     The Company maintains insurance against liabilities under the Securities Act of 1933 for the benefit of its officers and directors.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits and Financial Statement Schedules.

(a)     Exhibits

2.1 Stock Purchase Agreement dated September 11, 1995 among Spectrum Technologies, Inc., the Company, COMFORCE Corporation, ARTRA Group Incorporated, Peter R. Harvey, Marc L. Werner, James L. Paterek, Michael Ferrentino and Christopher P. Franco (included as an exhibit to the Company's Current Report on Form 8-K dated September 11, 1995 and incorporated herein by reference).

2.2 Purchase Agreement among COMFORCE Telecom, Inc., Williams Communications Services, Inc. and Bruce Anderson (included as an exhibit to the
        Company's Current Report on Form 8-K dated March 13, 1996 and incorporated herein by reference).

2.3 Stock Purchase Agreement effective as of May 13, 1996 among the Company, COMFORCE Technical Services, Inc., Project Staffing Support Team, Inc., Raphael Rashkin and Stanley Rashkin (included as an exhibit to the Company's Amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1996 filed May 16, 1996 and incorporated herein by reference).

2.4 Asset Purchase Agreement effective as of May 13, 1996 among the Company, COMFORCE Technical Services, Inc., DataTech Technical Services, Inc., Raphael Rashkin and Stanley Rashkin (included as an exhibit to the Company's Amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1996 filed May 16, 1996 and incorporated herein by reference).

2.5 Asset Purchase Agreement effective as of May 13, 1996 among the Company, COMFORCE Technical Services, Inc., RRA, Inc., Raphael Rashkin and Stanley Rashkin (included as an exhibit to the Company's Amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1996 filed May 16, 1996 and incorporated herein by reference).

2.6 Letter Agreement dated May 6, 1996 amending Asset Purchase Agreement effective as of May 13, 1996 among the Company, COMFORCE Technical Services, Inc., RRA, Inc., Raphael Rashkin and Stanley Rashkin (included as an exhibit to the Company's Amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1996 filed May 16, 1996 and incorporated herein by reference).

2.7 Letter Agreement dated April 19, 1996 among CTS Acquisition Co. I, COMFORCE Technical Services, Inc., Project Staffing Support Team, Inc. and RRA, Inc. (included as an exhibit to the Company's Amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1996 filed May 16, 1996 and incorporated herein by reference).

2.8 Agreement and Plan of Reorganization dated October 22, 1996 between AZATAR Computer Systems, Inc. and the Company (included as an exhibit to the Company's Current Report on Form 8-K dated November 8, 1996 and incorporated herein by reference).

2.9 Asset Purchase Agreement dated October 25, 1996 by and among Continental Field Services Corporation, Michael Hill, Roy Hill and COMFORCE Telecom, Inc. (included as an exhibit to the Company's Current Report on Form 8-K dated November 19, 1996 and incorporated herein by reference).

2.10 Asset Purchase Agreement dated October 25, 1996 between Progressive Telecom, Inc., Beth Wilson Hill and COMFORCE Telecom, Inc. (included as an exhibit to the Company's Current Report on Form 8-K dated November 19, 1996 and incorporated herein by reference).

2.11 Amendment to Escrow Agreement and Purchase Agreements dated November 8, 1996 by and among Continental Field Service Corporation, Progressive Telecom, Inc., Michael Hill, Roy Hill, Beth Wilson Hill, McCarthy, Fingar, Donovan, Drazen & Smith, and COMFORCE Telecom, Inc. (included as an exhibit to the Company's Current Report on Form 8-K dated November 19, 1996 and incorporated herein by reference).

2.12 Subscription Agreement dated October 28, 1996 by and among RHO Company, Inc., J. Scott Erbe, COMFORCE Corporation and COMFORCE Technical Services, Inc. (included as an exhibit to the Company's Current Report on Form 8-K dated November 19, 1996 and incorporated herein by reference).

2.13 Stock Sale and Termination Agreement dated October 28, 1996 by and between James R. Ratcliff and RHO Company, Inc. (included as an exhibit to the Company's Current Report on Form 8-K dated November 19, 1996 and incorporated herein by reference).

2.14 Letter Agreement dated November 4, 1996 amending Stock Sale and Termination Agreement between RHO Company, Inc. and James R. Ratcliff (included as an exhibit to the Company's Current Report on Form 8-K dated November 19, 1996 and incorporated herein by reference).

3.1 Restated Certificate of Incorporation of the Company, as amended by Certificates of Amendment filed with the Delaware Secretary of State on June 14, 1987 and February 12, 1991 (included as an exhibit to Amendment No. 1 to the Registration Statement on Form S-1 of the Company filed with the Commission on May 10, 1996 and incorporated herein by reference).

3.2 Certificate of Ownership (Merger) of COMFORCE Corporation into the Company (included as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

3.3 Bylaws of the Company, as amended and restated effective as of February 26, 1997 (included as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference)

3.4 Designation of Rights and Preferences of Series F Preferred Stock (included as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

3.5 Certificate of Ownership (Merger) of AZATAR into the Company (included as an exhibit to the Company's Current Report on Form 8-K dated November 8, 1996 and incorporated herein by reference).

5.1*    Opinion of Doepken Keevican & Weiss Professional Corporation.

10.1 Management Agreement dated as of April 9, 1993 between the Company and Nitsua, Ltd. (a corporation wholly-owned by Austin Iodice, formerly Lori's Chairman and Chief Executive Officer) (included as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1992 and incorporated herein by reference).

10.2 Letter Agreement dated June 29, 1995, among the Company, ARTRA Group Incorporated, James L. Paterek, Michael Ferrentino and Christopher P. Franco (included as an exhibit to the Company's Current Report on Form 8-K dated September 11, 1995 and incorporated herein by reference).

10.3 Amendment dated October 6, 1995 of Letter Agreement dated June 29, 1995, among the Company, ARTRA Group Incorporated, James L. Paterek, Michael Ferrentino and Christopher P. Franco (included as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

10.4 Employment Agreement dated December 9, 1995 between the Company and Michael Ferrentino (included as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

10.5 Employment Agreement dated December 9, 1995 between the Company and Christopher Franco (included as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

10.6 Assumption Agreement dated October 17, 1995 between the Company and ARTRA GROUP Incorporated respecting ARTRA's assumption of substantially all of the Company's pre-existing liabilities (included as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

10.7 Asset Purchase Agreement dated as of April 11, 1996 among Lawrence Jewelry Corporation, ARTRA GROUP Incorporated, the Company and Hanover Advisors, Inc. respecting the disposition of the assets of the Company's jewelry business (included as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

10.8 Loan Agreement dated as of June 25, 1997 among the Company, COMFORCE Telecom, Inc., Sumtec Corporation, COMFORCE Technical Services, Inc., Project Staffing Support Team, Inc., COMFORCE Information Technologies, Inc., Force Five, Inc., COMFORCE IT Acquisition Corp., RHO Acquisition Company, RHO Company Incorporated, Fleet National Bank, as bank and agent, and U.S. Bank, Washington, as bank.

21.1    List of  Subsidiaries  (included as an exhibit to the  Company's  Annual
        Report  on  Form  10-K  for  the  year  ended   December  31,  1996  and
        incorporated herein by reference).

23.1* Consent of Doepken Keevican & Weiss Professional Corporation (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2    Consent of Coopers & Lybrand L.L.P.

23.3    Consent of Arthur Andersen L.L.P.

24.1 Powers of Attorney (included on signature page of the Registration Statement).
----------
*       To be filed by amendment.

Item 17. Undertakings.

The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the

Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be filed on its behalf by the undersigned, thereupon duly authorized, in the City of Lake Success, State of New York, on July 10, 1997.

                                  COMFORCE Corporation
                                  (Registrant)

                                  By: /s/ Christopher P. Franco
                                      ------------------------------------------
                                  Christopher P. Franco, Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Ferrentino and Christopher P. Franco, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents of any of them, or any substitute or substitutes, lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                 TITLE                             DATE
           ---------                 -----                             ----

   /s/ James L. Paterek           Chairman
   -------------------------
       James L. Paterek                                             July 9, 1997

   /s/ Christopher P. Franco      Chief Executive Officer,
   -------------------------      Secretary and Director            July 9, 1997
       Christopher P. Franco

   /s/ Michael Ferrentino         President and
   -------------------------      Director                          July 9, 1997
       Michael Ferrentino

   /s/ Paul Grillo                Chief Financial Officer
   -------------------------      (Principal Financial
       Paul Grillo                Officer)                          July 9, 1997


   /s/ Andrew Reiben              Director of Finance and           July 9, 1997
   -------------------------      Chief Accounting Officer
       Andrew Reiben              (Principal Accounting Officer)


   /s/ Richard Barber             Director                          July 9, 1997
   -------------------------
       Richard Barber

   /s/ Keith Goldberg             Director                          July 9, 1997
  -------------------------
       Keith Goldberg

   /s/ Glen Miller                Director                          July 9, 1997
   -------------------------
       Glen Miller

   /s/ Marc Werner                Director                          July 9, 1997
   -------------------------